                                                                   EXHIBIT 10.50


                              IMC MORTGAGE COMPANY

                    EXECUTIVE OFFICER UNREGISTERED STOCK PLAN

1.       PURPOSE

         The purpose of this Executive Officer Unregistered Stock Plan is to advance the interests of the Company by encouraging and enabling the acquisition of a larger personal proprietary interest in the Company by certain of the Company's officers upon whose judgment and keen interest the Company is largely dependent for the successful conduct of its operations and to provide an enhanced incentive for those officers to focus on the value of the Company's common stock in the public markets.. It is anticipated that the acquisition of such proprietary interest in the Company will stimulate the efforts of such officers on behalf of the Company and strengthen their desire to remain with the Company.

2.       DEFINITIONS

         When used in this Plan, unless the context otherwise requires:

         (1) "Board of Directors" shall mean the Board of Directors of the Company, as constituted at any time.

         (2)      "Company" means IMC Mortgage Company, a Florida corporation.

         (3) "Grant" means the issuance of Shares to a Participant under the Plan.

         (4) "Net Income Increase" means the excess of the Company's net after-tax income calculated on an earnings per share basis for the year then ended over the net after-tax income for the Company for the immediately preceding year, expressed as a percentage of the prior years net after tax income per share. Thus, if net after-tax earnings per share in one year is $1.20 and in the prior year is $1.00, the Net Income Increase would be 20%. All calculations of Net Income increase shall be made without giving effect to the impact on the Company's financial statements (i) of the value sharing arrangements in the favor of Conti Trade Services Corporation and its affiliates or (ii) of effect of any Grant under the Plan.

         (5) "Participant" shall mean any one who is eligible to receive Shares and who has been issued Shares pursuant to the Plan, as specified in
Section 3 hereof.

         (6) "Plan" shall mean this 1997 Executive Officer Unregistered Stock Plan of IMC Mortgage Company, as adopted by the Board of Directors at its meeting held on September 9, 1997, as such Plan from time to time may be amended. (1)

         (7) "President" shall mean the person who at the time shall be the President of the Company.

         (8) "Relevant Year" shall mean each calendar year hereafter beginning in 1997 until this Plan is terminated by its terms or by the Board of Directors.

         (9) "Share" shall mean a share of common stock of the Company, par value $.01 per share.

         (10) "Share Market Value" means the closing price for a Share on the stock exchange, if any, on which the Shares are primarily traded, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or if Shares are not primarily traded on a stock exchange, the average of the high and low sales prices at which one share is traded on the over the counter market, as reported on the National Association of Securities Dealers Automated Quotation System (NASDAQ), or, if none of the above is applicable, the value of a Share as established by the Board of Directors for such date using any reasonable method of valuation.

3.       PARTICIPANTS

         The Participants to whom Shares are issued under this Plan shall be the Chairman and Chief Executive Officer, the President and Chief Operating Officer and the Chief Financial Officer of the Company.

4.       ISSUE OF SHARES - CONDITIONS

         Each Relevant Year during the term of the Participants' employment with the Company, the Participant will receive unregistered Shares so long as the following conditions (the "Conditions") are both met:

                  A. Net Income Increase. The Net Income Increase is not less than 10% for the Relevant Year and was not less than 10% for the immediately preceding year during the term of this agreement; and

                  B. Remain With Company. The Participants in question is employed by the Company on the last day of the Relevant Year.

5.       NUMBER OF SHARES AWARDED

         If the Conditions are met as to a Participant for the Relevant Year, then effective on the January 30 next following the end of the Relevant Year, the Participant will receive a Grant with the number of Shares issued pursuant the Grant for the Relevant Year being calculated by dividing the Participant's base compensation in effect as of the end of the Relevant Year by the Share Market Value for the last trading day of the Relevant Year. The Grant shall be fully vested and non-refundable upon receipt.

6.       TAX BENEFIT

         The Company will receive a tax benefit as a result of each Grant hereunder and each Participant who receives a Grant will be required to pay income taxes as to that Grant even though the Participant will not receive any funds from the Grant to pay such taxes. Accordingly, to the extent the Company expects to realize a reduction in its income taxes payable as a result of the Grant, than an amount equal to that reduction in income taxes will be paid to the Participant as a bonus payable at the time of the issuance of Shares to the Participant pursuant to the Grant to aid the Participant in paying the Participant's taxes created by such Grant. Each Participant, by accepting a Grant, agrees to report taxable income equal to the deduction claimed by the Company with respect to such Grant.

7.       PAYMENT OF PAR VALUE

         The Participant shall have thirty (30) business days from the date of such issue of Shares pursuant to a Grant to pay to the Company, in cash or by check, an amount equal to the par value of a Share multiplied by the number of Shares which have been issued to him. Subject to the provisions of Section 9 and
Section 10, upon receipt of such payment the Company shall issue to such Participant a certificate representing such Shares.

         Each Share issued under the Plan shall be fully paid and non-assessable and treated as any other outstanding Share.

8.       NO RIGHT TO CONTINUED EMPLOYMENT

         Nothing contained herein shall be construed to confer on any employee any right to continue in the employ of the Company or any Subsidiary or confer on any officer of the Company or Subsidiary any right to remain as such, or derogate from any right of the Company and any Subsidiary to retire, request the resignation or discharge such individual at any time, with or without cause.

9.       ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES LAWS

         Each stock certificate representing Restricted Shares shall contain an appropriate legend referring to the Plan and the necessity to comply with all registration requirements under applicable securities laws, to use an exemption therefrom, prior to any transfer of such Shares. Before issuing a certificate with respect to any Shares, the Company may: (i) require the holder to give satisfactory assurances that the Shares are being acquired for investment and not with a view to resale or distribution, and will not be transferred in violation of applicable securities laws; and (ii) restrict the transferability of such Shares and require a legend to be endorsed on the certificates representing the Shares.

10.      INCOME TAX WITHHOLDING

         If the Company shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect to the Grant Shares pursuant to the Plan, the Company shall be entitled to deduct and withhold such amounts from any cash payments to be made to the Participant. In any event, the Participant shall make available to the Company, promptly when requested by the Company, sufficient funds to meet the requirements of such withholding and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Company or out of any funds or property due or to become due to the Participant.

         The Participant may satisfy the obligation to pay such withholding tax amounts, in whole or in by electing to have the Company withhold Shares or by delivering Shares then owned by the Participant. The value of such Shares shall be the Share Market Value on the date the amount of such withholding tax is to be determined. Moreover, at the election of each Participant, which election may be made in writing at any time during any calendar year, such Participant may direct the Company to satisfy all or any part of such Participant's income tax obligations arising from any compensation received from the Company for such calendar year (or tax obligations created by surrendering Shares or options for Shares to the Company pursuant to this Agreement), by surrendering Shares owned by the Participant or by surrendering stock options for Shares held by the Participant. In the event Shares or stock options for Shares are surrendered by the Participant, than the value thereof to be used by the Company to satisfy income tax obligations shall be (i) as to Shares, the Share Market Value on the date of the delivery of such Shares by the Participant to the Company, and (ii) as to options, the difference between the Share Market Value on the date the Participant surrenders, in writing, such options and the exercise price for such options surrendered.

11.      ADMINISTRATION AND AMENDMENT OF THE PLAN

         Except as hereinafter provided, the Board of Directors may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Shares not theretofore issued, and the Board of Directors may terminate the Plan effective as to any calendar year following the year in which the determination to terminate the Plan is communicated to the Participants; provided, however, that in the event of a merger or acquisition of the Company as a result of which the Company is not the survivor, the Plan shall terminate on such event, but the day of such event shall be treated as the last day of the calendar year under the Plan so that the Participants will receive a grant on such date, if eligible, and if all of the conditions are satisfied (with the Net Income Increase calculated by comparing the Company's earnings per share for the Relevant Year to date with the same period of the prior year).

         Determinations of the Board of Directors as to any questions which may arise with respect to the interpretation of the provisions of the Plan or any issue of Shares shall be final. The Board of Directors may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and any Shares issued thereunder effective or provide for their administration, and may take such other action with regard to the Plan and any Shares issued thereunder, as it shall deem desirable to effectuate their purpose.

12.      FINAL ISSUANCE DATE

         No Shares shall be issued under the Plan after January 30, 2007.







         The undersigned president of the Company certifies that this Plan is the Plan adopted by the Board of Directors of the Company on September 9, 1997. This Plan is hereby executed this 3rd day of October, 1997.



 /s/ THOMAS G. MIDDLETON
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Thomas M. Middleton, President of IMC Mortgage Company